Exhibit 5.2

CLIFFORD CHANCE LLP 10 UPPER BANK STREET LONDON E14 5JJ TEL +44 20 7006 1000 FAX +44 20 7006 5555 DX 149120 CANARY WHARF 3 www.cliffordchance.com

To Barclays PLC 1 Churchill Place London E14 5HP	Our ref: 70-40675066 Direct Dial: +44 207 006 2977 E-Mail: simon.sinclair@cliffordchance.com

16 May 2018

Barclays PLC

U.S.$ 1,250,000,000 4.338% Fixed-to-Floating Rate Senior Notes due 2024

1,750,000,000 4.972% Fixed-to-Floating Rate Senior Notes due 2029

and

U.S.$ 1,500,000,000 Floating Rate Senior Notes due 2024

(together, the “Notes”)

We have acted as English legal advisers to Barclays PLC (the “Issuer”) in connection with the issue by the Issuer of the Notes under the senior debt securities indenture entered into on 17 January 2018 (the “Base Indenture”) between the Issuer and The Bank of New York Mellon, London Branch as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture dated 16 May 2018 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) .

1.	INTRODUCTION

1.1	Opinion Documents

This Opinion relates to the Notes.

1.2	Defined Terms

1.2.1	Terms defined or given a particular construction in the Indenture shall have the same meaning in this Opinion unless a contrary indication appears.

1.2.2	Headings in this Opinion are for ease of reference only and shall not affect its interpretation.

CLIFFORD CHANCE LLP IS A LIMITED LIABILITY PARTNERSHIP REGISTERED IN ENGLAND AND WALES UNDER NO. OC323571. THE FIRM’S REGISTERED OFFICE AND PRINCIPAL PLACE OF BUSINESS IS AT 10 UPPER BANK STREET LONDON E14 5JJ. THE FIRM USES THE WORD “PARTNER” TO REFER TO A MEMBER OF CLIFFORD CHANCE LLP OR AN EMPLOYEE OR CONSULTANT WITH EQUIVALENT STANDING AND QUALIFICATIONS. THE FIRM IS AUTHORISED AND REGULATED BY THE SOLICITORS REGULATION AUTHORITY.

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1.2.3	All references in this Opinion to paragraphs mean paragraphs in this Opinion.

1.3	Legal Review

In connection with the creation and issue of the Notes and the giving of this Opinion:

1.3.1	we have reviewed the documents referred to in Schedule 1 (Documents); and any references to such documents in this Opinion are to those documents as originally executed;

1.3.2	we have not verified the facts or the reasonableness of any statements (including statements as to foreign law) contained in the Prospectus, save as expressly specified in paragraph 2.2 (Taxation statements in the Base Prospectus);

1.3.3	we have not been responsible for ensuring that the Prospectus contains all material facts; and

1.3.4	we have not been responsible for ensuring that the Prospectus or the Form 6-K comply with the requirements of any competent authority.

1.4	Applicable Law

This Opinion is governed by English law, relates only to English law as applied by the English courts as at today’s date and does not extend to the laws of any other jurisdiction (save as described in paragraph 1.5 (Taxation)). All non-contractual obligations and any other matters arising out of or in connection with this Opinion are governed by English law.

1.5	Taxation

We express no opinion on any taxation matter, and none is implied or may be inferred, save as expressly specified in paragraph 2.2 (Taxation statements in the Base Prospectus). In respect of those tax matters this Opinion is confined to, and given on the basis of, English law, United Kingdom tax law and Her Majesty’s Revenue and Customs (“HMRC”) practice in force or applied in the United Kingdom as at today’s date.

1.6	Assumptions and Reservations

This Opinion is given on the basis of the assumptions set out in Schedule 2 (Assumptions) and is subject to the reservations set out in Schedule 3 (Reservations).

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This Opinion is strictly limited to the matters stated in paragraph 2 (Opinion) and does not extend to any other matters.

2.	OPINION

We are of the opinion that:

2.1	Authorisation

The issue of the Notes has been duly authorised by or on behalf of the Issuer.

2.2	Taxation statements in the Base Prospectus

The statements in the Base Prospectus under the heading “United Kingdom Taxation of Senior Debt Securities” are, insofar as they are relevant to the Notes, correct in all material respects.

3.	ADDRESSEES AND PURPOSE

3.1.1	The scope and content of this Opinion solely have regard to the interests of the Issuer in accordance with its instructions. This Opinion is provided in connection with the filing of the Form 6-K and is addressed to and is solely for the Issuer and it may not, without our prior written consent, be relied upon for any other purpose or be disclosed to or relied upon by any other person save as provided below.

3.1.2	We hereby consent to the filing of this opinion with the United States Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 6-K to be incorporated by reference into the Form F-3 Registration Statement filed with the SEC on 22 February 2018 with pre-effective amendments filed on 27 March 2018 and 4 April 2018 and declared effective by the SEC on April 6, 2018, and the reference to us under the headings “United Kingdom Taxation of Senior Debt Securities”, “Service of Process and Enforcement of Liabilities” and “Validity of Securities” in the Base Prospectus and under the heading “Validity of Notes” in the Prospectus Supplement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the US Securities Act of 1933, as amended or the rules and regulations of the SEC thereunder.

/S/ CLIFFORD CHANCE LLP

CLIFFORD CHANCE LLP

SCHEDULE 1

DOCUMENTS

(a)	The prospectus dated 6 April 2018 relating to, inter alia, the Notes (the “Base Prospectus”).

(b)	The prospectus supplement dated 9 May 2018 relating to the Notes (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).

(c)	The final form of the Form 6-K expected to be filed with the SEC on 16 May 2018 relating to the Notes (the “Form 6-K”).

(d)	A copy of the Base Indenture.

(e)	A copy of the Supplemental Indenture (including the form of global note).

(f)	A copy of the certificate of incorporation of the Issuer dated 20 July 1896.

(g)	A copy of the certificate of incorporation on re-registration of the Issuer dated 15 February 1982.

(h)	A copy of the certificate of incorporation on change of name of the Issuer dated 1 January 1985.

(i)	A copy of the articles of association of the Issuer as adopted by special resolution passed on 30 April 2010 and amended by special resolution passed on 25 April 2013, certified a true copy by Charles Curran.

(j)	A copy of extracts from the minutes of a meeting of the board of directors of the Issuer held on 15 December 2016, certified a true copy by Patrick Gonsalves.

(k)	A copy of the approval by the Group Finance Director dated 20 February 2018, certified a true copy by Sophie Lukaszewski.

(l)	A copy of the power of attorney granted by the Issuer dated 19 June 2017, in favour of each of Miray Muminoglu, Timothy Allen, Stuart Frith and Daniel David.

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SCHEDULE 2

ASSUMPTIONS

1.	ORIGINAL AND GENUINE DOCUMENTATION

(a)	All signatures (including electronic signatures), stamps and seals are genuine, all original documents are authentic, all deeds and counterparts were executed in single physical form and all copy documents supplied to us as photocopies or in portable document format (PDF) or other electronic form are genuine, accurate, complete and conform to the originals.

(b)	The copies of the certificate of incorporation, certificate of incorporation on change of name, certificate of re-registration and articles of association of the Issuer provided to us are accurate and complete as of the date of this Opinion.

2.	CORPORATE AUTHORITY

(a)	In resolving to create and issue the Notes the directors of the Issuer acted in good faith to promote the success of the Issuer for the benefit of its members and in accordance with any other duty.

(b)	Each director of the Issuer has disclosed any interest which he or she may have in the issue of the Notes in accordance with the provisions of the Companies Act 2006 and the Issuer’s articles of association and none of the directors has any interest in the issue of the Notes except to the extent permitted by the Issuer’s articles of association.

(c)	The resolutions of the Issuer’s board of directors as set out in the extracts from the minutes referred to in Schedule 1 (Documents) were duly passed at a properly constituted and quorate meeting of duly appointed directors of the Issuer and have not been amended or rescinded and are in full force and effect.

(d)	The approval by the Group Finance Director of the Issuer referred to in Schedule 1 (Documents) has not been amended or rescinded and is in full force and effect.

(e)	The extracts from the minutes referred to in Schedule 1 (Documents) are a true record of the proceedings at the meeting of the board of directors of the Issuer.

(f)	That, as at 16 May 2018, Miray Muminoglu held the position of Managing Director in the Capital Markets Execution Team of Barclays Treasury and Daniel David held the position of Vice President in the Capital Markets Execution Team of Barclays Treasury.

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(g)	The person, if other than the person whose signature it purports to be, who attached any electronic signature to any of the documents listed in Schedule 1 (Documents) on behalf of another person, had the authority of the latter person to do so.

(h)	Any power of attorney granted by the Issuer has not been revoked and is in full force and effect.

3.	CORPORATE CAPACITY OF THE PARTIES

Each party to the Indenture has the capacity, power and authority to enter into and to exercise its rights and to perform its obligations under the Indenture.

4.	EXECUTION OF INDENTURE

Each party to the Indenture has duly executed and delivered the Indenture.

5.	DOCUMENTS NOT GOVERNED BY ENGLISH LAW

(a)	The obligations expressed to be assumed by the Issuer under the Indenture and the Notes constitute the Issuer’s legal, valid, binding and enforceable obligations under the laws of the State of New York and words and phrases used in the Indenture have the same meaning and effect as they would if the Indenture was governed by English law.

(b)	The submission to the jurisdiction of any state or federal court in the Borough of Manhattan, The City of New York by the Issuer contained in the Indenture is legal, valid and binding under the laws of the State of New York.

(c)	The choice of the laws of the State of New York to govern the Indenture is a valid choice under the laws of the State of New York.

6.	OTHER DOCUMENTS

Save for those listed in Schedule 1 (Documents) there is no other agreement, instrument, other arrangement or relationship between any of the parties to the Indenture which modifies, supersedes or conflicts with the Indenture.

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7.	TAX MATTERS

The Issuer is resident only in the United Kingdom for United Kingdom tax purposes.

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SCHEDULE 3

RESERVATIONS

1.	BANKING ACT 2009

The opinions set out in this letter are subject to any limitations arising from any measures taken pursuant to the stabilisation powers under the special resolution regime under the Banking Act 2009. For more information, please see “Risk Factors” in the Prospectus Supplement.

2.	TAXATION STATEMENTS

The confirmation provided in paragraph 2.2 (Taxation statements in the Base Prospectus) is subject to the following specific reservations:

(a)	We give no confirmation as to any section of the Prospectus other than the confirmation set out in paragraph 2.2 (Taxation statements in the Base Prospectus); and

(b)	The confirmation is given solely on the basis set out in paragraph 2.2 (Taxation statements in the Base Prospectus) and in particular is limited to matters governed by English law, the tax law of the United Kingdom and HMRC’s practice in force or applied in the United Kingdom as at today’s date.